Exhibit 10.2

CAREY AGRI INTERNATIONAL
POLAND Sp. z o.o.
ul. Bokserska 66A, 02-690 Warszawa
Tel: (22) 455 18 00 Fax: (22) 455 18 10

October 10, 2006.r.
(Stamp of the Borrower)

To: Fortis Bank SA/NV, Austrian Branch

INSTRUCTION TO GRANT BANK GUARANTEE

Carey Agri International Poland Spólka z ograniczona odpowiedzialnoscia (limted liability company), with its registered office in 00-690 Warszawa, ul. Bokserska 66A, entered into the District Court for the capital city of Warsaw, XX Commercial Division of the National Court Register under KRS no. 51098

Name of the Borrower (Client), address

Orders to issue bank guarantee to secure obligations arising from the TENDER OFFER, including the payment of the purchase price, to buy shares of Polmos Bialystok.

Describe of the purpose of issuing the guarantee

Based on follow conditions:

1. Name of the Beneficiary of the guarantee, address of its premises:

ING Securities S.A.

Plac Trzech Krzyzy 10/14,

00-499 Warszawa

2. Amount and currency of the guarantee:

350,000,000.00 (say: three hundred fifty million zlotys)

3. Validity of the guarantee/duration period.

1.02.2007

The guarantee shall be issued in accordance with the model of the guarantee in appendix, which is accepted by the Borrower/Client.

We commit ourselves that in case of any payment done by Fortis Bank SA/NV, Austrian Branch as a payment from the guarantee issued under the Instruction we will return paid amount together with interest and other costs related to the guarantee according to conditions described in MULTIPURPOSE CREDIT LINE AGREEMENT and in Loan and Collateral Regulations of Fortis Bank Polska S.A.”

CAREY AGRI INTERNATIONAL POLAND Sp. z o.o. ul. Bokserska 66A, 02-690 Warszawa Tel: (22) 455 18 00 Fax: (22) 455 18 10

/s/ William V. Carey
Company stamp and signatures of representatives authorized to assume financial obligations on behalf of the Borrower

The signature of the Borrower has been affixed in my presence.

/s/ Dorota Pruszkowska	/s/ Dorota Pruszkowska
name and surname of the Bank employee	Signature of the Bank’s employee

Strona 1 z 3

Appendix no 1 to the Instruction to grant bank guarantee

BANK GUARANTEE

No.

ING Securities S.A.

Plac Trzech Krzyzy 10/14,

00-499 Warszawa

(BENEFICIARY)

Vienna, l3th of October 2006

Further to the planned tender offer (“TENDER OFFER”) to buy shares of POLMOS BIAŁYSTOK S.A. joint stock public company organized under Polish law with its seat at Elewatorska street no 20, 15- 950 Białystok, Poland by CAREY AGRI INTERNATIONAL POLAND SP. Z O.O., organized under the Polish law with its seat in Bokserska 66A, 02-690 Warsaw, Poland, we, Fortis Bank S.A./NV, Austrian Branch at Technologiestrasse 8, 1120 Wien, Austria, (the “BANK”), hereby guarantee irrevocably, unconditionally up to the maximum amount of:

PLN 350,000,000,- (say: three hundred and fifty million POLISH ZLOTYS)

to secure obligations arising from the TENDER OFFER, including the payment of the purchase price, to buy shares of Polmos Białystok.

Claims, if any, under the GUARANTEE will be honored on your first written demand, stating that CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. has not fulfilled its obligations under the Tender Offer, without objection in respect of such obligations and without investigating or reviewing the reasons or grounds of such demand.

Each payment of CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. on the account no: PL27 1050 0086 1000 0022 0058 2167, SWIFT: INGB PL PW owned by ING Securities S.A. Plac Trzech Krzyzy 10/14, 00-499 Warsaw related to the purpose of issuing the guarantee (payment of purchase price of shares of POLMOS BIAŁYSTOK SA) will automatically reduce the amount of the guarantee.

This GUARANTEE is valid for the period starting from the announcement date of the tender up to 1 February 2007. The GUARANTEE expires fully and automatically in case of: (i) your request for payment under the GUARANTEE has not been presented to our Bank within the GUARANTEE validity period or, (ii) return to us of the original of the GUARANTEE, and (iii) payment of the maximum amount of the GUARANTEE.

For identification purposes your demand for payment along with the statement that CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. has not fulfilled its obligations under the Tender Offer must be sent by SWIFT or through the agency of another bank confirming that the signatures on the aforesaid documents have been put by authorized persons.

Should the amount due for the BENEFICIARY get reduced, among other reasons as a result of a partial payment of the amount due whose full payment is secured by this GUARANTEE, the total amount of this GUARANTEE decreases proportionally to the reduced amount secured by this GUARANTEE.

Any rights arising from this GUARANTEE may not be assigned in favor of any third party without our prior written consent, otherwise such assignment shall be deemed null and void.

This Agreement shall be subject to Polish law. Any disputes arising out of this GUARANTEE shall be settled in compliance with Polish law, and the Parties hereto submit to the exlusive jurisdiction of the court in Warsaw in Poland.

I accept the model of the guarantee

Strona 2 z 3

CAREY AGRI INTERNATIONAL
POLAND Sp. z o.o.
ul. Bokserska 66A, 02-690 Warszawa
Tel: (22) 455 18 00 Fax: (22) 455 18 10

/s/ William V. Carey
Company stamp and authorized signatures to assume financial obligations on behalf of the Borrower

The signature of the Borrower has been affixed in my presence.

/s/ Dorota Pruszkowska
name and surname of the Bank employee

Strona 3 z 3